Exhibit 99.1

GAIAM REPORTS 2012 THIRD QUARTER RESULTS

- Expanded Media Licenses

Now Include Hallmark Channel and The Jim Henson Company -

- Revenue in Nine Months Rises 23.5% with Internal Growth of 13% -

- Cash Flow From Operations Improves $19.8 Million -

BOULDER, CO, November 5, 2012 — Gaiam, Inc. (NASDAQ: GAIA), a lifestyle media company, today reported financial results for the third quarter ended September 30, 2012. Excluding Real Goods Solar, Inc., deconsolidated from the Company on December 31, 2011, third quarter 2012 net revenue rose 3.0% to $43.0 million, compared to net revenue of $41.8 million in the prior-year period. Revenue for the business segment increased $7.5 million, or 38.6%, to $27.1 million, and excluding the revenue benefit from the acquisition of Vivendi Entertainment, internal revenue growth for the business segment was 15.2%. The revenue for the direct to consumer segment was $15.9 million, compared to $22.2 million for the prior year quarter. The decrease in direct to consumer sales primarily reflects the Company’s previously discussed strategy of reducing media spend and optimizing profitability in its DRTV business during a period in which the Olympic Games and political campaign advertising have the effect of significantly increasing costs. For the first nine months of fiscal 2012, net revenue rose approximately $25.9 million, or 23.5%, with an internal revenue growth of $14.2 million, or 13.0%, compared to the first nine months of fiscal 2011.

Gaiam will be hosting a conference call today, November 5, 2012, beginning at 2:30 p.m. MT (4:30 p.m. ET). The conference call dial-in numbers are 212/231-2900 or 415/226-5355. Questions and answers will be reserved for analysts and investors.

Lynn Powers, CEO of Gaiam, commented, “We are particularly pleased to see continued growth in our media business, as its expanded scale, expertise and operating efficiencies are proving integral to our efforts to provide exceptional service to existing studio partner customers and in attracting new, high-profile content, including our recent agreements with the Hallmark Channel and The Jim Henson Company. Gaiam has emerged as the industry’s leading independent content distributor and we expect to continue our momentum with this business. In addition, we are pleased to see the continued evolution of our Gaiam-branded products, including our Gaiam Restore line of wellness accessories, across existing and new retail outlets.”

On December 31, 2011, Gaiam converted its RSOL Class B common stock to Class A common stock that changed the GAAP accounting treatment for its approximate 38% ownership in RSOL from a consolidated basis to an equity method (“deconsolidated”). As a result, for 2012 Gaiam’s interest in RSOL’s net results are reflected as a single line in Gaiam’s financial statements, whereas for 2011 RSOL’s financial position and results of operations are consolidated into each line of Gaiam’s financial statements. The year-over-year financial comparisons below are stated as if RSOL had been deconsolidated as of January 1, 2011.

Third quarter 2012 gross profit was $24.1 million, or 56.0% of net revenue, compared to $24.1 million, or 57.6% of net revenue, during the comparable quarter last year. The decrease in gross margin primarily reflects reduced net revenues in the typically higher margin direct response television marketing business, partially offset by the 100% margin (net fee revenue) of the Gaiam Vivendi Entertainment business.

Operating expenses improved 360 basis points to 56.4% of net revenue, or $24.2 million, in the third quarter of 2012, compared to 60.0% of net revenue, or $25.1 million, in the prior-year period. Included in operating expenses in the 2012 third quarter is $1.0 million in non-cash amortization expense related to the Gaiam Vivendi Entertainment acquisition with no such similar expense in the prior year period.

Operating loss was $0.2 million compared to a loss of $1.0 million in the third quarter of 2011. Adjusted EBITDA increased to $2.2 million in the third quarter of 2012 from $0.5 million in the prior-year period and rose by $8.7 million in the nine months ended September 30, 2012 to $5.3 million from a loss in the same period in 2011.

Because of RSOL’s third quarter loss, including its non cash impairment charges for some its assets, primarily goodwill and deferred taxes, Gaiam’s recognition of its portion of RSOL’s loss, $14.3 million, reduced the GAAP carrying values of Gaiam’s investments in RSOL to zero. Gaiam will not recognize any future losses from RSOL.

Excluding the non-cash equity investment loss of $15.9 million from RSOL and a related tax benefit of $5.1 million, Gaiam reported a net loss for the quarter of $0.4 million, or $0.01 per share, compared to a net loss of $0.9 million, or $0.04 per share, in the same quarter last year. Including the loss from Gaiam’s equity investment in RSOL, Gaiam reported a net loss of $11.2 million, or $0.49 per share, for the third quarter of 2012. (See Non-GAAP Financial Measurements.)

The table below summarizes the Company’s 2012 third quarter results, 2011 pro forma third quarter results (as if RSOL was deconsolidated) and 2011 third quarter historical results:

	Three Months Ended September 30,
(in millions except per share data)	2012 Actual	2011 (With RSOL Deconsolidated)	2011 (With RSOL Consolidated)
Net revenues	$43.0	$41.8	$73.3
Gross profit	24.1	24.1	31.9
Operating expenses (1)	24.2	25.1	33.2
Operating loss before acquisition-related costs	(0.2)	(1.0)	(1.3)
Acquisition-related costs	—	—	0.4
Adjusted EBITDA (2)	2.2	0.5	0.8
Net loss excluding acquisition-related costs and RSOL (Non-GAAP) (2)	(0.4)	(0.9)	(1.0)
Net loss attributable to Gaiam	(11.2)	(1.1)	(1.2)
Diluted loss per share attributable to Gaiam	(0.49)	(0.05)	(0.05)

(1)	Total operating expenses excluding charges related to a business acquisition of $0.4 million for the three months ended September 30, 2011 with RSOL consolidated.
(2)	Non-GAAP Financial Measures can be found later in this release.

Revenue for the first nine months of 2012 increased $25.9 million, or 23.5%, to $135.8 million. Internal net revenue growth was $14.2 million or 13.0%. Gross profit margin for the nine months ended September 30, 2012 increased to 58.3% of net revenue, compared to 56.5% in the comparable year-ago period. Operating loss declined $4.5 million, or 56.7%, to $3.4 million for the nine months ended September 30, 2012 from an operating loss of $7.9 million for the same period last year.

Cash flow provided by operations for the nine months ended September 30, 2012 improved by $19.8 million to $19.4 million from a use of $0.4 million for the same period of last year. Also during the 2012 third quarter, Gaiam secured a new three year, $35 million asset-based credit facility from PNC Bank, N.A., which expires in July 2015. The credit facility currently carries an average rate of 3.64%. At September 30, 2012, the Company had outstanding borrowings against the credit facility of $20.9 million and cash of $19.1 million on its balance sheet.

Jirka Rysavy, Chairman of Gaiam, added, “Double digit internal revenue growth and a $20 million improvement in our operating cash flow during the first nine months are a good basis for entering into our seasonally strongest quarter.”

Following the completion of today’s conference call, a replay will be available until November 12, 2012 by dialing 800/633-8284 or 402/977-9140, passcode: 21609086.

About GAIAM

Gaiam, Inc. (NASDAQ: GAIA) is a leading producer and marketer of lifestyle media and fitness accessories. With a wide distribution network that consists of over 60,000 retail doors, 15,000 store within stores, and 6,000 media category management locations, and a digital distribution platform, Gaiam is dedicated to providing solutions for healthy and eco-conscious living. The Company dominates the health and wellness category and releases non-theatrical programming focused on family entertainment and conscious media. In addition, Gaiam has exclusive licensing agreements with Discovery Communications and other licensing partners. For more information about Gaiam, please visit www.gaiam.com or call 1.800.869.3603.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Gaiam’s filings with the Securities and Exchange Commission. Gaiam assumes no duty to update any forward-looking statements.

CONTACT:
Steve Thomas Chief Financial Officer Gaiam, Inc. (303) 222-3782 Steve.thomas@gaiam.com	Joseph N. Jaffoni, Norberto Aja, Richard Land JCIR (212) 835-8500 gaia@jcir.com

—tables follow—

GAIAM, INC.

2012 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
Net revenue	$42,983	100.0%	$41,747	100.0%
Cost of goods sold	18,912	44.0%	17,686	42.4%

Gross profit	24,071	56.0%	24,061	57.6%
Selling and operating	21,771	50.7%	22,943	54.9%
Corporate, general and administration	2,471	5.7%	2,123	5.1%

Loss from operations	(171)	-0.4%	(1,005)	-2.4%
Interest and other income (expense)	(192)	-0.5%	89	0.2%
Loss from equity method investment	(15,940)	-37.1%	(179)	-0.4%

Loss before income taxes	(16,303)	-38.0%	(1,095)	-2.6%
Income tax benefit	(5,377)	-12.5%	(205)	-0.5%

Net loss	(10,926)	-25.5%	(890)	-2.1%
Net income attributable to the noncontrolling interest	(231)	-0.5%	(252)	-0.6%

Net loss attributable to Gaiam, Inc. (a)	$(11,157)	-26.0%	$(1,142)	-2.7%

Weighted-average shares outstanding:
Basic	22,704		23,205
Diluted	22,704		23,205
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.49)		$(0.05)
Diluted	$(0.49)		$(0.05)

(a)	Excluding the losses from our equity method investment in RSOL and a related tax benefit, the net loss attributable to Gaiam, Inc. was $0.4 million, or $0.01 per share, during the third quarter of 2012 and a net loss of $0.9 million, or $0.04 per share, during the third quarter of 2011.

GAIAM, INC.

2012 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
Net revenue	$135,762	100.0%	$109,889	100.0%
Cost of goods sold	56,574	41.7%	47,755	43.5%

Gross profit	79,188	58.3%	62,134	56.5%
Selling and operating	72,828	53.6%	63,437	57.7%
Corporate, general and administration	8,125	6.0%	6,623	6.0%
Acquisition-related costs	1,667	1.2%	—	—%

Loss from operations	(3,432)	-2.5%	(7,926)	-7.2%
Interest and other income (expense)	(259)	-0.2%	203	0.2%
Loss from equity method investment	(17,580)	-12.9%	(756)	-0.7%

Loss before income taxes	(21,271)	-15.6%	(8,479)	-7.7%
Income tax benefit	(6,938)	-5.1%	(2,631)	-2.4%

Net loss	(14,333)	-10.5%	(5,848)	-5.3%
Net income attributable to the noncontrolling interest	(96)	-0.1%	(168)	-0.2%

Net loss attributable to Gaiam, Inc. (a)	$(14,429)	-10.6%	$(6,016)	-5.5%

Weighted-average shares outstanding:
Basic	22,702		23,272
Diluted	22,702		23,272
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.64)		$(0.26)
Diluted	$(0.64)		$(0.26)

(a)	Excluding costs related to our acquisition of Vivendi Entertainment and the losses from our equity method investment in RSOL and a related tax benefit, the net loss attributable to Gaiam, Inc. was $1.4 million, or $0.08 per share, for the nine months ended September 30, 2012 and $5.3 million, or $0.23 per share, for the nine months ended September 30, 2011.

GAIAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash	$19,057	$14,545
Accounts receivable, net	34,200	31,113
Inventory, less allowances	37,442	29,205
Deferred advertising costs	3,421	3,303
Receivable and deferred tax assets	6,941	6,686
Receivables from equity method investee	83	2,176
Advances	17,543	5,336
Other current assets	2,564	1,969

Total current assets	121,251	94,333
Property and equipment, net	24,055	23,664
Media library, net	13,813	14,576
Deferred tax assets	17,874	12,636
Goodwill	9,405	2,673
Other intangibles, net	7,243	569
Equity method investment	—	14,300
Other assets	688	539

Total assets	$194,329	$163,290

Liabilities and Equity
Current liabilities:
Line of credit	$20,925	$—
Accounts payable	29,361	21,069
Participations payable	24,233	7,851
Accrued liabilities	2,931	3,196

Total current liabilities	77,450	32,116
Total equity	116,879	131,174

Total liabilities and equity	$194,329	$163,290

Non-GAAP Financial Measures For Earnings Before Share-Based Compensation, Acquisition-Related Costs, Interest, Loss From Equity Method Investment, Income Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three and nine months ended September 30, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in the prior period and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of the GAAP net loss to the non-GAAP earnings before share-based compensation, acquisition-related costs, interest, loss from equity method investment, income taxes, depreciation and amortization (“Adjusted EBITDA”) is set forth below (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended September 30, 2012	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011
Net loss	$(10.9)	$(0.9)	$(1.2)
Exclusion of income tax benefit	(5.4)	(0.2)	(0.5)
Exclusion of loss from equity method investment	15.9	0.2	—
Exclusion of interest and other expense (income)	0.2	(0.1)	0.0
Exclusion of acquisition-related costs	—	—	0.4
Exclusion of share-based compensation	0.2	0.2	0.5
Exclusion of depreciation and amortization	2.2	1.3	1.6

Non-GAAP Adjusted EBITDA	$2.2	$0.5	$0.8

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Nine Months Ended September 30, 2012	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2011
Net loss	$(14.3)	$(5.8)	$(7.1)
Exclusion of income tax benefit	(6.9)	(2.6)	(3.2)
Exclusion of loss from equity method investment	17.6	0.7	—
Exclusion of interest and other expense (income)	0.3	(0.2)	(0.1)
Exclusion of acquisition-related costs	1.7	—	2.4
Exclusion of share-based compensation	0.8	0.8	1.1
Exclusion of depreciation and amortization	6.1	3.7	4.4

Non-GAAP Adjusted EBITDA	$5.3	$(3.4)	$(2.5)

Non-GAAP Financial Measures For Exclusion Of Acquisition-Related Costs and Loss From Equity Method Investment

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three and nine months ended September 30, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of GAAP net loss to the non-GAAP net loss is set forth below as indicated (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended September 30, 2012	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011	For the Nine Months Ended September 30, 2012	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2011
Net loss attributable to Gaiam, Inc.	$(11.2)	$(1.1)	$(1.2)	$(14.4)	$(6.0)	$(6.4)
Exclusion of acquisition-related costs (a)	—	—	0.2	1.1	—	1.4
Exclusion of loss from equity method investment (b)	10.8	0.2	—	11.9	0.7	—

Non-GAAP net loss attributable to Gaiam, Inc.	$(0.4)	$(0.9)	$(1.0)	$(1.4)	$(5.3)	$(5.0)

A reconciliation of GAAP net loss per share to the non-GAAP net loss per share is set forth below as indicated (unaudited, shares in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended September 30, 2012	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2011	For the Nine Months Ended September 30, 2012	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September 30, 2011
Net loss per share attributable to Gaiam, Inc. common shareholders—diluted	$(0.49)	$(0.05)	$(0.05)	$(0.64)	$(0.26)	$(0.27)
Exclusion of acquisition-related costs per share (a)	—	—	0.01	0.04	—	0.06
Exclusion of loss from equity method investment per share (b)	0.48	0.01	—	0.52	0.03	—

Non-GAAP net income (loss) per share attributable to Gaiam, Inc. common shareholders—diluted	$(0.01)	$(0.04)	$(0.04)	$(0.08)	$(0.23)	$(0.21)

Weighted average shares used in net loss per share calculations—diluted	22.7	23.2	23.2	22.7	23.3	23.3

(a)	Net of taxes of $0.2 million for the three months ended September 30, 2011 and $0.6 million and $1.0 million for the nine months ended September 30, 2012 and 2011, respectively. Income taxes were computed at an effective tax rate of approximately 35.5% for 2012 and 39.5% for 2011.
(b)	Net of taxes of $5.1 million and $5.7 million for the three and nine months ended September 30, 2012, respectively. Income taxes were computed at an effective tax rate of approximately 35.5%.

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
Net revenue	$42,983	100.0%	$73,333	100.0%
Cost of goods sold	18,912	44.0%	41,419	56.5%

Gross profit	24,071	56.0%	31,914	43.5%
Selling and operating	21,771	50.7%	29,860	40.7%
Corporate, general and administration	2,471	5.7%	3,311	4.5%
Acquisition-related costs	—	—%	383	0.5%

Loss from operations	(171)	-0.4%	(1,640)	-2.2%
Interest and other expense	(192)	-0.5%	(15)	0.0%
Loss from equity method investment	(15,940)	-37.1%	—	—%

Loss before income taxes	(16,303)	-38.0%	(1,655)	-2.2%
Income tax benefit	(5,377)	-12.5%	(466)	-0.6%

Net loss	(10,926)	-25.5%	(1,189)	-1.6%
Net income attributable to the noncontrolling interest	(231)	-0.5%	(40)	-0.1%

Net loss attributable to Gaiam, Inc.	$(11,157)	-26.0%	$(1,229)	-1.7%

Weighted-average shares outstanding:
Basic	22,704		23,205
Diluted	22,704		23,205
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.49)		$(0.05)
Diluted	$(0.49)		$(0.05)

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
Net revenue	$135,762	100.0%	$178,854	100.0%
Cost of goods sold	56,574	41.7%	98,478	55.1%

Gross profit	79,188	58.3%	80,376	44.9%
Selling and operating	72,828	53.6%	79,209	44.3%
Corporate, general and administration	8,125	6.0%	9,143	5.1%
Acquisition-related costs	1,667	1.2%	2,393	1.3%

Loss from operations	(3,432)	-2.5%	(10,369)	-5.8%
Interest and other income (expense)	(259)	-0.2%	92	0.0%
Loss from equity method investment	(17,580)	-12.9%	—	—%

Loss before income taxes	(21,271)	-15.6%	(10,277)	-5.8%
Income tax benefit	(6,938)	-5.1%	(3,169)	-1.8%

Net loss	(14,333)	-10.5%	(7,108)	-4.0%
Net (income) loss attributable to the noncontrolling interest	(96)	-0.1%	738	0.4%

Net loss attributable to Gaiam, Inc.	$(14,429)	-10.6%	$(6,370)	-3.6%

Weighted-average shares outstanding:
Basic	22,702		23,272
Diluted	22,702		23,272
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.64)		$(0.27)
Diluted	$(0.64)		$(0.27)